NEWS RELEASE

As previously announced, TDS will hold a teleconference May 4, 2012 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.teldta.com.

Contact:  Jane W. McCahon, Vice President, Corporate Relations

                 (312) 592-5379, jane.mccahon@teldta.com

                 Julie D. Mathews, Manager, Investor Relations

                 (312) 592-5341, julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS Reports First quarter 2012 results

Reaffirms 2012 Guidance

Note: Comparisons are year over year unless otherwise noted.

1Q 2012 Highlights

TDS Consolidated

▪        Operating revenues increased 4 percent to $1,305.8 million.

▪        Operating income increased 5 percent to $93.6 million.

U.S. Cellular

▪        Smartphones as a percent of total devices sold increased to 54.1 percent from 42.5 percent; smartphone customers increased to 34.4 percent of postpaid customers from 20.3 percent.

▪        Postpaid ARPU (average revenue per customer) increased 5 percent to $54.00 from $51.21.

▪        Service revenues increased 4 percent to $1,023.8 million.

▪        Operating income increased 45 percent to $85.2 million.

▪        Retail gross additions increased 7 percent to 273,000 from 256,000.

▪        Postpaid churn increased to 1.6 percent from 1.4 percent.

▪        Net loss of 34,000 retail customers, reflecting loss of 38,000 postpaid customers and gain of 4,000 prepaid customers; postpaid customers comprised 94 percent of retail customers.

▪        Cell sites in service increased 3 percent to 7,875.

TDS Telecom

▪        Operating revenues increased 3 percent to $204.1 million.

▪        ILEC triple play penetration increased to 30 percent from 26 percent.

▪       managedIP connections (ILEC and CLEC) grew 88 percent to 64,500 from 34,400.

CHICAGO – May 4, 2012 – Telephone and Data Systems, Inc. [NYSE:TDS] reported operating revenues of $1,305.8 million for the first quarter of 2012, an increase of 4 percent from $1,258.7 million in the comparable period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $52.3 million and $0.48, respectively, for the first quarter of 2012, compared to $43.5 million and $0.39, respectively, in the comparable period one year ago.

“Improved profitability at U.S. Cellular helped TDS’ performance in the quarter,” said LeRoy T. Carlson, Jr., TDS president and CEO. “U.S. Cellular increased retail gross customer additions and revenues, while effectively managing costs. TDS Telecom continued to increase residential broadband speeds and grow the customer base for its managedIP commercial services.”

“U.S. Cellular continues to increase average revenue per customer through growth in smartphone penetration and data use, as well as inbound roaming revenues. To effectively manage equipment and network costs, the company has maintained a balanced mix of devices, and recently introduced a set of tiered data plans. U.S. Cellular plans to reach 50 percent of customers with 4G LTE access by year end.

“TDS Telecom is focused on attracting and retaining customers by offering competitive broadband speeds and complementary services. The company launched TDS TV, its proprietary IPTV service, in one more market in the quarter. TDS Telecom also increased the number of managedIP connections by 88 percent, as more business customers understood the productivity benefits of IP-based communication. To help the hosted and managed services business grow strategically over the next several years, the company is investing to build its management team and develop its portfolio of products and services. Operating income at TDS Telecom decreased due primarily to $5.2 million of discrete gains in the first quarter of 2011, as well as a decline in high margin wholesale revenues.”

Guidance for year ending Dec. 31, 2012

Guidance for the year ending Dec. 31, 2012, as of May 4, 2012, is unchanged from the previous guidance provided on Feb. 24, 2012.  TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise.  There can be no assurance that final results will not differ materially from this guidance.

U.S. Cellular	2012 Estimated Results (1)
Service revenues	$4,050-$4,150 million
Operating income	$200-$300 million
Depreciation, amortization and accretion expenses, and net gain or loss on asset disposals
and exchanges and loss on impairment of assets (2)	Approx. $600 million
Adjusted OIBDA (2) (4)	$800-$900 million
Capital expenditures	Approx. $850 million

TDS Telecom operations	2012 Estimated Results (3)
Operating revenues	$810-$840 million
Operating income	$55-$85 million
Depreciation, amortization and accretion expenses, and net gain or loss on asset disposals
and exchanges and loss on impairment of assets (2)	Approx. $190 million
Adjusted OIBDA (4)	$245-$275 million
Capital expenditures	$150-$180 million

(1)     These estimates are based on U.S. Cellular’s current plans, which include a multi-year deployment of 4G LTE technology which commenced in 2011. New developments or changing conditions (such as customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges), could affect U.S. Cellular's plans and, therefore, its 2012 estimated results.

(2)     The 2012 Estimated Results do not include any estimate for unrecognized gains or losses related to disposals and exchanges of assets or losses on impairment of assets (since such transactions and their effects are uncertain).

(3)     These estimates are based on TDS Telecom’s current plans which include a multi-year deployment of IPTV that commenced in 2011.  New developments or changing conditions (such as costs to deploy, agreements for content or franchises) could affect TDS Telecom’s plans and, therefore, its 2012 estimated results.

(4)     Adjusted OIBDA is defined as operating income excluding the effects of depreciation, amortization and accretion (OIBDA): the net gain or loss on asset disposals and exchanges (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow. This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash Flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and exchanges (if any) and loss on impairment of assets (if any) in order to show operating results on a more comparable basis from period to period.  TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual and, accordingly, they may be incurred in the future.  TDS believes this measure provides useful information to investors regarding TDS’ financial condition and results of operations because it highlights certain key cash and non-cash items and their impacts on cash flows from operating activities.

Stock repurchase

TDS did not repurchase any shares during the quarter.  TDS determines whether to repurchase shares from time to time based on many considerations, including cash needed for other known or possible requirements, the stock price, market conditions, debt rating considerations, business forecasts, business plans, macroeconomic conditions, share issuances under compensation plans, provisions in governing and legal documents and other legal requirements, and other facts and circumstances.  Subject to these considerations, TDS intends to continue to repurchase its shares from time to time when circumstances warrant.  To the extent TDS does not complete its existing share authorization by the expiration date in November 2012, it is expected that the TDS board of directors will approve an additional authorization at that time.

Conference call information

TDS will hold a conference call on May 4, 2012 at 9:30 a.m. CDT.

▪  Access the live call on the Investor Relations page of  www.teldta.com or at http://www.videonewswire.com/event.asp?id=86868.

▪  Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone, and broadband services to approximately 7 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of March 31, 2012.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per customer, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS:  www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation Summary Operating Data (Unaudited)

Quarter Ended	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Total population
Consolidated markets (1)	92,684,000	91,965,000	91,965,000	91,204,000	91,090,000
Consolidated operating markets (1)	46,966,000	46,888,000	46,888,000	46,888,000	46,774,000
Market penetration at end of period
Consolidated markets (2)	6.3%	6.4%	6.5%	6.5%	6.6%
Consolidated operating markets (2)	12.4%	12.6%	12.7%	12.7%	12.9%
All customers
Total at end of period	5,837,000	5,891,000	5,932,000	5,968,000	6,033,000
Gross additions	285,000	306,000	299,000	257,000	293,000
Net additions (losses)	(49,000)	(41,000)	(36,000)	(70,000)	(39,000)
Smartphones sold as a percent of
total devices sold (3)	54.1%	52.5%	39.9%	39.6%	42.5%
Retail customers
Total at end of period	5,570,000	5,608,000	5,621,000	5,644,000	5,698,000
Smartphone penetration (3) (4)	34.4%	30.5%	26.2%	23.1%	20.3%
Gross additions	273,000	298,000	284,000	226,000	256,000
Net retail additions (losses) (5)	(34,000)	(13,000)	(23,000)	(58,000)	(31,000)
Net postpaid additions (losses)	(38,000)	(20,000)	(34,000)	(41,000)	(22,000)
Net prepaid additions (losses)	4,000	7,000	11,000	(17,000)	(9,000)
Service revenue components (000s)
Retail service	$888,527	$882,091	$871,199	$868,630	$864,602
Inbound roaming	80,132	93,353	107,810	82,760	64,386
Other	55,161	54,601	57,600	50,640	56,125
Total service revenues (000s)	$1,023,820	$1,030,045	$1,036,609	$1,002,030	$985,113
Total ARPU (6)	$58.21	$58.13	$58.09	$55.69	$54.29
Billed ARPU (7)	$50.52	$49.78	$48.82	$48.27	$47.65
Postpaid ARPU (8)	$54.00	$53.35	$52.41	$51.84	$51.21
Postpaid churn rate (9)	1.6%	1.6%	1.5%	1.4%	1.4%
Capital expenditures (000s)	$201,300	$276,400	$248,000	$162,100	$95,900
Cell sites in service	7,875	7,882	7,828	7,770	7,663

(1)   Used only to calculate market penetration of consolidated markets and consolidated operating markets, respectively. See footnote (2) below.

(2)   Market Penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated markets and consolidated operating markets, respectively, as estimated by Claritas®.

(3)    Smartphones represent wireless devices which run on an Android™, BlackBerry®, or Windows Mobile® operating system, excluding tablets.

(4)    Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)    Includes net postpaid additions (losses) and net prepaid additions (losses).

(6)    Total ARPU - Average monthly service revenue per customer includes retail service, inbound roaming and other service revenues and is calculated by dividing total service revenues by the number of months in the period and by the average total customers during the period.

(7)    Billed ARPU - Average monthly billed revenue per customer is calculated by dividing total retail service revenues by the number of months in the period and by the average total customers during the period. Retail service revenues include revenues attributable to postpaid, prepaid and reseller customers.

(8)    Postpaid ARPU - Average monthly revenue per postpaid customer is calculated by dividing total retail service revenues from postpaid customers by the number of months in the period and by the average postpaid customers during the period.

(9)    Represents the percentage of the postpaid customer base that disconnects service each month. This amount represents the average postpaid churn rate for each respective quarterly period.

TDS Telecom Summary Operating Data (Unaudited)

Quarter Ended	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
TDS Telecom
ILEC:
Residential Connections
Physical access lines (1)	363,500	367,600	373,700	378,500	382,400
Broadband connections (2)	219,500	219,600	220,500	217,600	214,100
IPTV customers	4,900	4,600	4,500	4,300	4,000
ILEC Residential Connections	587,900	591,800	598,700	600,400	600,500

Commercial Connections
Physical access lines (1)	112,600	114,400	116,500	117,800	118,800
Broadband connections (2)	18,200	18,200	17,900	17,600	17,300
managedIP connections (3)	10,800	8,600	6,800	5,800	4,700
ILEC Commercial Connections	141,600	141,200	141,200	141,200	140,800

CLEC:
Residential Connections
Physical access lines (1)	29,600	31,800	33,900	36,700	39,300
Broadband connections (2)	10,100	11,000	11,700	12,800	13,700
CLEC Residential Connections	39,700	42,800	45,600	49,500	53,000

Commercial Connections
Physical access lines (1)	151,100	157,300	163,600	168,100	171,000
Broadband connections (2)	13,700	14,600	15,400	15,900	16,200
managedIP connections	53,700	44,900	38,000	33,200	29,700
CLEC Commercial Connections	218,500	216,800	217,000	217,200	216,900

Total ILEC and CLEC customer connections	987,700	992,600	1,002,500	1,008,300	1,011,200

(1)     Individual circuits connecting customers to a telephone company's central office facilities.

(2)     The number of customers provided high-capacity data circuits via various technologies, including DSL and dedicated Internet circuit technologies.

(3)     The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

TDS Telecom Capital Expenditures (000s)

Quarter Ended	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
ILEC	$27,500	$50,300	$36,500	$34,500	$20,500
CLEC	5,100	7,200	4,700	6,200	4,200
HMS	3,100	5,900	15,000	4,600	1,600
	$35,700	$63,400	$56,200	$45,300	$26,300

Telephone and Data Systems, Inc. Consolidated Statement of Operations Highlights Three Months Ended March 31,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2012	2011	Amount	Percent
Operating revenues
U.S. Cellular	$1,092,121	$1,057,092	$35,029	3%
TDS Telecom	204,075	198,916	5,159	3%
All Other (1)	9,595	2,673	6,922	>100%
	1,305,791	1,258,681	47,110	4%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	862,444	853,967	8,477	1%
Depreciation, amortization and accretion	146,685	143,340	3,345	2%
(Gain) loss on asset disposals and exchanges, net	(2,210)	1,037	(3,247)	>(100%)
	1,006,919	998,344	8,575	1%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	143,420	121,769	21,651	18%
Depreciation, amortization and accretion	47,443	44,837	2,606	6%
(Gain) loss on asset disposals, net	120	104	16	15%
	190,983	166,710	24,273	15%
All Other (1)
Expenses excluding depreciation and amortization	10,946	2,116	8,830	>100%
Depreciation and amortization	3,306	2,636	670	25%
(Gain) loss on asset disposals, net	(5)	2	(7)	>(100%)
	14,247	4,754	9,493	>100%

Total operating expenses	1,212,149	1,169,808	42,341	4%
Operating income (loss)
U.S. Cellular	85,202	58,748	26,454	45%
TDS Telecom	13,092	32,206	(19,114)	(59%)
All Other (1)	(4,652)	(2,081)	(2,571)	>(100%)
	93,642	88,873	4,769	5%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	23,389	19,388	4,001	21%
Interest and dividend income	2,183	2,624	(441)	(17%)
Interest expense	(24,464)	(26,509)	2,045	8%
Other, net	228	80	148	>100%
Total investment and other income (expense)	1,336	(4,417)	5,753	>100%
Income before income taxes	94,978	84,456	10,522	12%
Income tax expense	27,412	30,159	(2,747)	(9%)
Net income	67,566	54,297	13,269	24%
Less: Net income attributable to noncontrolling interests, net of tax	(15,312)	(10,793)	(4,519)	(42%)
Net income attributable to TDS shareholders	52,254	43,504	8,750	20%
Preferred dividend requirement	(12)	(12)	—	—
Net income available to common shareholders	$52,242	$43,492	$8,750	20%

Basic weighted average shares outstanding (2)	108,653	108,936	(283)	—
Basic earnings per share attributable to TDS shareholders (2)	$0.48	$0.40	$0.08	20%

Diluted weighted average shares outstanding (2)	109,098	109,715	(617)	(1%)
Diluted earnings per share attributable to TDS shareholders (2)	$0.48	$0.39	$0.09	23%

(1)   Consists of Suttle Straus printing and distribution operations, Airadigm, corporate operations and intercompany eliminations.

(2)     On January 13, 2012 TDS shareholders approved a Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS. Average basic and diluted shares outstanding used to calculate earnings per share for the comparative period presented have been retroactively restated to reflect the impact of the increased shares outstanding as a result of the Share Consolidation Amendment.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights (Unaudited, dollars in thousands)

ASSETS

	March 31,	December 31,
	2012	2011
Current assets
Cash and cash equivalents	$639,130	$563,275
Short-term investments	229,975	246,273
Accounts receivable from customers and others	495,409	542,577
Inventory	134,929	130,044
Net deferred income tax asset	40,898	40,898
Prepaid expenses	84,201	80,628
Income taxes receivable	9,314	85,636
Other current assets	18,117	16,349
	1,651,973	1,705,680

Assets held for sale	—	49,647

Investments
Licenses	1,505,110	1,494,014
Goodwill	796,819	797,077
Other intangible assets, net	47,851	50,734
Investments in unconsolidated entities	191,644	173,710
Long-term investments	50,333	45,138
Other investments	1,096	3,072
	2,592,853	2,563,745

Property, plant and equipment, net
U.S. Cellular	2,847,426	2,790,302
TDS Telecom	930,085	936,757
Other	46,222	57,476
	3,823,733	3,784,535

Other assets and deferred charges	104,109	97,398

Total assets	$8,172,668	$8,201,005

Telephone and Data Systems, Inc. Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	March 31,	December 31,
	2012	2011
Current liabilities
Current portion of long-term debt	$1,420	$1,509
Accounts payable	327,376	364,746
Customer deposits and deferred revenues	218,316	207,633
Accrued interest	16,518	7,456
Accrued taxes	46,671	41,069
Accrued compensation	54,990	107,719
Other current liabilities	94,536	144,001
	759,827	874,133

Liabilities held for sale	—	1,051

Deferred liabilities and credits
Net deferred income tax liability	821,115	808,713
Other deferred liabilities and credits	391,397	383,567

Long-term debt	1,529,988	1,529,857

Noncontrolling interests with redemption features	1,064	1,005

Equity
TDS shareholders’ equity
Series A Common and Common Shares, par value $.01 (1)	1,326	1,326
Capital in excess of par value (1)	2,278,384	2,268,711
Treasury shares at cost (1)	(746,988)	(750,921)
Accumulated other comprehensive loss	(8,695)	(8,854)
Retained earnings (1)	2,487,936	2,451,899
Total TDS shareholders’ equity	4,011,963	3,962,161

Preferred shares	830	830
Noncontrolling interests	656,484	639,688

Total equity	4,669,277	4,602,679

Total liabilities and equity	$8,172,668	$8,201,005

(1)     The December 31, 2011 amounts reflect the impact of the Share Consolidation Amendment to the Restated Certificate of Incorporation of TDS, as approved by the TDS shareholders on January 13, 2012.

Balance Sheet Highlights March 31, 2012
(Unaudited, dollars in thousands)

	U.S. Cellular		TDS Telecom		TDS Corporate & Other	Intercompany Eliminations		TDS Consolidated

Cash and cash equivalents		$511,078		$66,080	$61,972	$	―	$639,130
Affiliated cash investments		―		345,458	―		(345,458)	―
Short-term investments		116,368		27,195	86,412		―	229,975
		$627,446		$438,733	$148,384		$(345,458)	$869,105

Licenses, goodwill and other intangible assets		$1,976,825		$550,970	$(178,015)	$	―	$2,349,780
Investment in unconsolidated entities		154,431		3,813	39,049		(5,649)	191,644
Long-term and other investments		40,357		1,014	10,058		―	51,429
		$2,171,613		$555,797	$(128,908)		$(5,649)	$2,592,853

Property, plant and equipment, net		$2,847,426		$930,085	$46,222	$	―	$3,823,733

Long-term debt:
Current portion		$127		$190	$1,103	$	―	$1,420
Non-current portion		880,486		1,733	647,769		―	1,529,988
Total		$880,613		$1,923	$648,872	$	―	$1,531,408

Preferred shares	$	―	$	―	$830	$	―	$830

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at March 31, 2012 and December 31, 2011.

	March 31,	December 31,
	2012	2011

Cash and cash equivalents	$639,130	$563,275
Amounts included in short-term investments (1) (2)
Government-backed securities (3)	202,780	218,829
Certificates of deposit	27,195	27,444
	$229,975	$246,273

Amounts included in long-term investments (1) (4)
Government-backed securities (3)	$50,333	$45,138

(1)    Designated as held-to-maturity investments and recorded at amortized cost in the Consolidated Balance Sheet.

(3)     Maturities are less than twelve months from the respective balance sheet dates.

(4)     Includes U.S. treasuries and corporate notes guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

(5)     At March 31, 2012, maturities range between 14 and 24 months.

Telephone and Data Systems, Inc. Consolidated Statement of Cash Flows Three Months Ended March 31,
(Unaudited, dollars in thousands)
	2012	2011
Cash flows from operating activities
Net income	$67,566	$54,297
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	197,434	190,813
Bad debts expense	15,105	14,285
Stock-based compensation expense	10,330	9,459
Deferred income taxes, net	6,187	47,841
Equity in earnings of unconsolidated entities	(23,389)	(19,388)
Distributions from unconsolidated entities	2,938	8,439
(Gain) loss on asset disposals, net	(2,095)	1,143
Noncash interest expense	862	875
Other operating activities	852	1,159
Changes in assets and liabilities from operations
Accounts receivable	38,941	8,438
Inventory	(4,842)	2,978
Accounts payable	(25,372)	56,189
Customer deposits and deferred revenues	10,745	10,342
Accrued taxes	82,014	18,832
Accrued interest	9,117	15,072
Other assets and liabilities	(104,148)	(87,732)
	282,245	333,042

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(242,611)	(157,897)
Cash paid for acquisitions and licenses	(11,096)	—
Cash received from divestitures	50,036	—
Cash paid for investments	(10,000)	—
Cash received for investments	20,249	122,785
Transfer of cash to Restricted cash	—	(282,500)
Other investing activities	(436)	(1,503)
	(193,858)	(319,115)

Cash flows from financing activities
Repayment of long-term debt	(493)	(402)
Issuance of long-term debt	358	300,000
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	(33)	587
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	357	1,305
Repurchase of TDS Common and Special Common Shares	—	(11,603)
Repurchase of U.S. Cellular Common Shares	—	(17,357)
Dividends paid	(13,301)	(12,197)
Payment of debt issuance costs	—	(9,848)
Distributions to noncontrolling interests	(218)	(686)
Other financing activities	798	968
	(12,532)	250,767

Net increase in cash and cash equivalents	75,855	264,694
Cash and cash equivalents
Beginning of period	563,275	341,683
End of period	$639,130	$606,377

TDS Telecom Highlights Three Months Ended March 31,
(Unaudited, dollars in thousands)
			Increase (Decrease)
	2012	2011	Amount	Percent
Local Telephone Operations
Operating revenues
Residential	$69,399	$69,713	$(314)	—
Commercial	24,130	25,371	(1,241)	(5%)
Wholesale	51,536	54,490	(2,954)	(5%)
	145,065	149,574	(4,509)	(3%)
Operating expenses
Cost of services and products	49,168	45,402	3,766	8%
Selling, general and administrative expenses	41,514	35,482	6,032	17%
Depreciation, amortization and accretion	37,778	37,200	578	2%
Loss on asset disposals, net	66	41	25	61%
	128,526	118,125	10,401	9%

Operating income	$16,539	$31,449	$(14,910)	(47%)

Competitive Local Exchange Carrier Operations
Operating revenues
Residential	$4,788	$6,497	$(1,709)	(26%)
Commercial	34,341	34,017	324	1%
Wholesale	4,915	4,814	101	2%
	44,044	45,328	(1,284)	(3%)
Operating expenses
Cost of services and products	22,564	22,472	92	—
Selling, general and administrative expenses	16,260	15,648	612	4%
Depreciation, amortization and accretion	5,489	5,490	(1)	—
Loss on asset disposals, net	53	31	22	71%
	44,366	43,641	725	2%

Operating income (loss)	$(322)	$1,687	$(2,009)	>(100%)

Hosted and Managed Services Operations
Revenues	$17,558	$6,242	$11,316	>100%
Operating expenses
Cost of services and products	9,774	2,282	7,492	>100%
Selling, general and administrative expenses	6,732	2,711	4,021	>100%
Depreciation, amortization and accretion	4,176	2,147	2,029	95%
Loss on asset disposals, net	1	32	(31)	(97%)
	20,683	7,172	13,511	>100%

Operating loss	$(3,125)	$(930)	$(2,195)	>(100%)

Intercompany revenues	$(2,592)	$(2,228)	$(364)	(16%)
Intercompany expenses	(2,592)	(2,228)	(364)	(16%)

Total TDS Telecom operating income	$13,092	$32,206	$(19,114)	(59%)

Telephone and Data Systems, Inc. Financial Measures and Reconciliation (Unaudited, dollars in thousands)

Three Months Ended March 31, 2012	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,092,121	$204,075	$9,595	$1,305,791
Deduct:
U.S. Cellular equipment sales revenue	68,301
Service revenues	1,023,820

Operating income (loss)	85,202	13,092	(4,652)	93,642
Add (Deduct):
Depreciation, amortization and accretion	146,685	47,443	3,306	197,434
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	(2,210)	120	(5)	(2,095)
Adjusted OIBDA (3)	$229,677	$60,655	$(1,351)	$288,981

Adjusted OIBDA margin (4)	22.4%	29.7%

Three Months Ended March 31, 2011	U.S. Cellular	TDS Telecom (1)	All Other (2)	Consolidated Total
Operating revenues	$1,057,092	$198,916	$2,673	$1,258,681
Deduct:
U.S. Cellular equipment sales revenue	71,979
Service revenues	985,113

Operating income (loss)	58,748	32,206	(2,081)	88,873
Add (Deduct):
Depreciation, amortization and accretion	143,340	44,837	2,636	190,813
Loss on impairment of intangible assets	—	—	—	—
(Gain) loss on asset disposals and exchanges	1,037	104	2	1,143
Adjusted OIBDA (3)	$203,125	$77,147	$557	$280,829

Adjusted OIBDA margin (4)	20.6%	38.8%

	TDS Consolidated
Three Months Ended March 31,	2012	2011
Cash flows from operating activities	$282,245	$333,042
Deduct:
Cash used for additions to property, plant, and equipment	242,611	157,897
Free cash flow (5)	$39,634	$175,145

(1)    Includes ILEC, CLEC and HMS intercompany eliminations.

(2)     Consists of Suttle-Straus and Airadigm (as of September 23, 2011), which represents TDS’ Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom and corporate investments. Amounts in this column are presented only to reconcile to consolidated totals and may not otherwise be meaningful.

(3)     Adjusted OIBDA is a segment measure reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance.  Adjusted OIBDA is defined as operating income excluding the effects of: depreciation, amortization and accretion (OIBDA); the net gain or loss on asset disposals (if any); and the loss on impairment of assets (if any).  This measure also may be commonly referred to by management as operating cash flow.  This measure should not be confused with Cash flows from operating activities, which is a component of the Consolidated Statement of Cash flows. Adjusted OIBDA excludes the net gain or loss on asset disposals and loss on impairment of assets, if any, in order to show operating results on a more comparable basis from period to period. TDS does not intend to imply that any of such amounts that are excluded are non-recurring, infrequent or unusual, and accordingly, they may be incurred in the future.

(4)   Adjusted OIBDA margin is defined as adjusted OIBDA divided by service revenues (U.S. Cellular) and operating revenues (TDS Telecom).  Equipment revenues are excluded from the denominator of the U.S. Cellular calculation since equipment is generally sold at a net negative margin, and the net equipment subsidy is effectively a cost for purposes of assessing business results and is already reflected in adjusted OIBDA. TDS believes that this calculation method is consistent with the method used by certain investors to assess U.S. Cellular’s business results.  Adjusted OIBDA margin may also be commonly referred to by management as operating cash flow margin.

(5)   Free cash flow is defined as cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.